UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 2, 2016

MGC Diagnostics Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

651-484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 2, 2016, the Board of Directors of MGC Diagnostics Corporation (“MGCD” or the “Company”) adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement Proxy Access.

The Bylaws include a new Section 2.11 that permits a shareholder (or group of shareholders) owning at least three percent of MGCD common stock continuously for at least three years to nominate and include in MGCD’s annual meeting proxy materials director nominees constituting up to twenty percent of the Board, if the shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws. The Bylaws also establish procedures for advance notice to MGCD by shareholders that intend to nominate individuals to serve as MGCD directors at MGCD annual meetings other than through Proxy Access.

The Bylaws also include a new section 2.12 that establishes and clarifies procedures for MGCD shareholders that either (i) intend to present a proposal at an MGDC annual meeting and wish to have the proposal considered for inclusion in MGCD’s proxy materials in accordance with SEC 14a-8 under the Securities Exchange Act of 1934, as amended, or (ii) intend to present a proposal at an MGDC annual meeting, but do not intend to have the proposal included in MGCD’s proxy materials.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

3.2	Amended and Restated Bylaws of MGC Diagnostics Corporation effective as of February 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC Diagnostics Corporation

Dated: February 5, 2016	By:	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer and Chief Risk Officer

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